EXHIBIT 10.75


                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


         BAILEY CORPORATION ("Bailey"), a Delaware corporation, its wholly-owned subsidiary BAILEY MANUFACTURING CORPORATION ("BMC"), a Delaware corporation, each with a principal place of business at 700 Lafayette Road, P.O. Box 307, Seabrook, New Hampshire 03874, its wholly-owned subsidiary BAILEY TRANSPORTATION PRODUCTS, INC. ("BTP"), a Delaware corporation, with its principal place of business at 333 Gore Road, Conneaut, Ohio 44030, and BAYBANK, a Massachusetts trust company, with its principal place of business at 7 New England Executive Park, Burlington, Massachusetts 01803, (the "Bank") hereby agree to amend that certain Amended and Restated Credit Agreement dated as of July 29, 1994 among Bailey, BMC, BTP and the Bank (the "Credit Agreement").

         Bailey, BMC, BTP and the Bank agree that Section 1.7 of the Credit Agreement is hereby deleted and the following is substituted therefor:

         1.7 Interest on Term Notes and the Revolving Credit; Pricing Options. The Borrower shall pay interest on the unpaid principal amount of each Note at the following rates per annum, as selected by the Borrowers, as provided below:

                  (a)      Interest on the 1988 Term Note.

                           Amounts outstanding under the 1988 Term Note shall bear interest at the annual rate of interest announced by the Bank from time to time as its "prime rate" (the "Prime Rate") plus 0.5%, interest payable monthly in arrears.

                  (b)      Interest on the 1994 Term Note.

                           (1) Prime Rate Advance. Loans or advances based on the Bank's Prime Rate ("Prime Rate Advances"), shall bear interest at the Prime Rate plus 0.5% payable monthly in arrears.

                           (2) Eurodollar  Advances.  Loans or advances based on
         the London interbank offered rate (or "LIBOR" as defined below; each such loan referred to herein as a "Eurodollar Advance"), at the Eurodollar Rate plus 2.50%, payable at the end of each Interest Period except in the case of an Interest Period of more than three months in which case interest shall be payable on the 90th day following the Advance. The "Eurodollar Rate" shall mean the rate per annum equal to the quotient of (a) LIBOR divided by (b) a number equal to 1.0 minus the rate (expressed as a decimal) of the reserve requirements current on the day that is two Banking Days prior to the beginning of the applicable Interest Period (including without limitation, basic, supplemental, marginal and emergency reissues) under any regulation promulgated by the Board of Governors of the Federal Reserve System (or any other governmental authority having jurisdiction over the Bank) as in effect from time to time dealing with reserve requirements prescribed for eurocurrency funding including any reserve requirements with respect to "eurocurrency liabilities" under Regulation D of the Board of Directors of the Federal Reserve System. "Banking Day" shall mean any day on which commercial banks are not authorized or required to close in Boston and, if such day relates to a borrowing of, a payment or prepayment of principal or interest on a Eurodollar Advance or a notice by the Borrower with respect to any such borrowing, payment, prepayment, a day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market. "Interest Period" shall mean such period commencing on the date such Eurodollar Advance is made and ending, in the case of Eurodollar Advances under the 1994 Term Note, on the third or sixth monthly anniversary of such date and in the case of Eurodollar Advances under the Revolving Credit on the first, second or third monthly anniversary of such date, as selected by the Borrower. "LIBOR" shall mean for a subject Interest Period, the rate of interest, at approximately 11:00 a.m. Burlington, Massachusetts time, two Banking Days prior to the first day of such Interest Period, as being the rate at which deposits in Dollars are offered to the Bank by first-class banks on the London interbank market for deposits for such Interest Period in amounts comparable to the then aggregate principal amount of the requested Eurodollar Advance.

                  (c)      Interests on the Revolving Credit.

                           (1) Prime Rate Advances. Prime Rate Advances under the Revolving Credit shall bear interest at the Prime Rate.

                           (2) Eurodollar Advances. Eurodollar advances shall bear interest at the Eurodollar Rate plus 2.00% payable at the end of each Interest Period, which shall be one, two or three months as selected by the Borrower.

         IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized representatives to take effect as of September 20, 1994.

BAYBANK                                            BAILEY CORPORATION



By: /s/ James F. Carr, V.P.                        By: /s/ Leonard J. Heilman



                                                   BAILEY MANUFACTURING
                                                   CORPORATION



                                                   By: /s/ Leonard J. Heilman


                                                   BAILEY TRANSPORTATION
                                                   PRODUCTS, INC.



                                                   By: /s/ Leonard J. Heilman